Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION
Rule 2.10 Announcement and Buyback of Own Shares
12 April 2016
In accordance with Rule 2.10 of the City Code on Takeovers and Mergers (the "Code"), Liberty Global (NASDAQ: LBTYA, LBTYB, LBTYK, LILA and LILAK) confirms that it had the following relevant securities held and in issue outside treasury as of the close of business on 11 April 2016:
•252,933,250 Liberty Global Class A ordinary shares of $0.01 each with ISIN reference GB00B8W67662;

•10,805,850 Liberty Global Class B ordinary shares of $0.01 each with ISIN reference GB00B8W67779;

•576,769,353 Liberty Global Class C ordinary shares of $0.01 each with ISIN reference GB00B8W67B19;

•12,649,800 LiLAC Class A ordinary shares of $0.01 each with ISIN reference GB00BTC0M714;

•540,089 LiLAC Class B ordinary shares of $0.01 each with ISIN reference GB00BTC0M938; and

•30,780,019 LiLAC Class C ordinary shares of $0.01 each with ISIN reference GB00BTC0MD78.

Liberty Global further confirms that it has entered into the following call spread transactions pursuant to its share purchase plan, which is on hold until the end of the offer period in relation to Liberty Global’s offer for Cable & Wireless Communications Plc:

Date of entry into transaction	Class of relevant security	Product description	Written or purchased	Number of securities to which option or derivative relates	Exercise price per unit (US$)	Type e.g. American, European etc.	Expiry date
22 March 2016	Liberty Global CLASS C ORDINARY SHARES of $0.01 EACH	Call option	Purchased	137,724	Zero	European	25 April 2016
		Call option	Written	137,724	36.97	European
21 March 2016	Liberty Global CLASS C ORDINARY SHARES of $0.01 EACH	Call option	Purchased	137,352	Zero	European	22 April 2016
		Call option	Written	137,352	37.07	European
18 March 2016	Liberty Global CLASS C ORDINARY SHARES of $0.01 EACH	Call option	Purchased	136,615	Zero	European	21 April 2016
		Call option	Written	136,615	37.27	European
17 March 2016	Liberty Global CLASS C ORDINARY SHARES of $0.01 EACH	Call option	Purchased	137,130	Zero	European	20 April 2016
		Call option	Written	137,130	37.13	European
16 March 2016	Liberty Global CLASS C ORDINARY SHARES of $0.01 EACH	Call option	Purchased	140,034	Zero	European	19 April 2016
		Call option	Written	140,034	36.36	European
15 March 2016	Liberty Global CLASS C ORDINARY SHARES of $0.01 EACH	Call option	Purchased	143,548	Zero	European	18 April 2016
		Call option	Written	143,548	35.47	European
14 March 2016	Liberty Global CLASS C ORDINARY SHARES of $0.01 EACH	Call option	Purchased	143,144	Zero	European	15 April 2016
		Call option	Written	143,144	35.57	European
11 March 2016	Liberty Global CLASS C ORDINARY SHARES of $0.01 EACH	Call option	Purchased	144,731	Zero	European	14 April 2016
		Call option	Written	144,731	35.18	European
10 March 2016	Liberty Global CLASS C ORDINARY SHARES of $0.01 EACH	Call option	Purchased	147,200	Zero	European	13 April 2016
		Call option	Written	147,200	34.59	European
09 March 2016	Liberty Global CLASS C ORDINARY SHARES of $0.01 EACH	Call option	Purchased	144,731	Zero	European	12 April 2016
		Call option	Written	144,731	35.18	European

Further Information
A copy of this announcement will be made available on Liberty Global's website, www.libertyglobal.com.
Investors should note that in connection with the recommended offer for Cable & Wireless Communications Plc, Liberty Global will be required to disclose, which may be on a daily basis, certain further information about its share buyback program and capital structure, as well as other information relating to Liberty Global and the recommended offer. This information may be material to investors in connection with the recommended offer. This information will be posted on our website and will be released through the Regulatory News Service in the U.K., as required by the Code. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on our website, as well as through the Regulatory News Service, which can be accessed here:

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http://www.londonstockexchange.com/exchange/news/market-news/market-news-home.html.
For more information about Liberty Global, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Oskar Nooij	+1 303 220 4218	Matt Beake	+44 20 8483 6428
Christian Fangmann	+49 221 8462 5151	Tim Burt	+44 20 7240 2486
John Rea	+1 303 220 4238	Aimee Baxter	+1 646 561 3512

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

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